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                                                                    Ex-99.(j)(A)

            Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Wells Fargo Funds Trust
The Board of Trustees of Wells Fargo Master Trust:

We consent to the use of our reports for the Income Plus Fund, Short Duration Government Bond Fund, Government Securities Fund, Ultra Short-Term Income Fund, Short-Term High Yield Bond Fund, Strategic Income Fund, High Income Fund, Short-Term Bond Fund, Diversified Bond Fund, Stable Income Fund, Total Return Bond Fund, Inflation-Protected Bond Fund, WealthBuilder Tactical Equity Portfolio, WealthBuilder Equity Portfolio, WealthBuilder Growth Balanced Portfolio, WealthBuilder Conservative Allocation Portfolio, WealthBuilder Growth Allocation Portfolio, and the WealthBuilder Moderate Balanced Portfolio, a total of eighteen funds of the Wells Fargo Funds Trust, dated July 25, 2008, incorporated herein by reference, and to the references to our firm under the heading "Independent Registered Public Accounting Firm" in the statements of additional information.

We also consent to the use of our report for the Managed Fixed Income Portfolio, Stable Income Portfolio, Total Return Bond Portfolio, and the
Inflation-Protected Bond Portfolio, four portfolios of Wells Fargo Master Trust, dated July 25, 2008, incorporated herein by reference.


/s/ KPMG LLP

Philadelphia, Pennsylvania
September 25, 2008